UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2025, the Board of Directors (the “Board”) of Heron Therapeutics, Inc. (the “Company”) appointed Thomas Cusack to the Board to serve for a term expiring at the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. In connection with his appointment, Mr. Cusack will be appointed to the Nominating and Corporate Governance Committee of the Board. Mr. Cusack was appointed to the Board pursuant to the Cooperation Agreement entered into between the Company and Rubric Capital Management LP, dated as of August 8, 2025.

There were no arrangements or understanding between Mr. Cusack and any other person pursuant to which he was appointed as a director of the Company. Mr. Cusack does not have a direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For his service as a non-employee director of the Company, Mr. Cusack will receive compensation in accordance with the Company’s standard compensation program for its non-employee directors, which is described under the heading “Non-Employee Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 30, 2025. In addition, Mr. Cusack will enter into the Company’s standard form of Director Indemnification Agreement (the “Indemnification Agreement”).

The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the form of Indemnification Agreement, which will be filed as an exhibit with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 29, 2025, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 29, 2025
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: October 29, 2025	/s/ Ira Duarte
Ira Duarte
Executive Vice President, Chief Financial Officer